THE FFB FUNDS TRUST

    Action By Trustees to Change The Name of the Trust, Redesignate Existing
                       Classes and Establish New Classes

         The undersigned, being a majority of the Trustees of The FFB Funds Trust, a Massachusetts business trust ("the Trust"), acting pursuant to Section
2.8 of the Amended and Restated Declaration of Trust dated November 5, 1993, as amended, (the "Declaration") of the Trust, do hereby take the following actions:

         1. In accordance with the provisions of Section 8.3(a) of the Declaration the name of the Trust is hereby changed from The FFB FFB Funds Trust to The Evergreen Tax Free Trust.

         2. In accordance with the provisions of Section 5.11 of the Declaration, the FFB Pennsylvania Tax- Free Money Market Fund and FFB New Jersey Tax-Free Income Fund series of the Trust are hereby redesignated the "Evergreen Pennsylvania Tax-Free Money Market Fund" and "Evergreen New Jersey Tax-Free Income Fund", respectively.

         3. In accordance with the provisions of Section 5.11 of the Declaration, the two existing classes of shares of the Evergreen Pennsylvania Tax-Free Money Market Fund, the Investor Class and the Institutional Class, are hereby redesignated "Class A Shares" and "Class Y Shares", respectively, and the one existing class of shares of the Evergreen New Jersey Tax-Free Income Fund, the Investor Class is hereby redesignated as "Class A Shares".

         4. In accordance with the provisions of Section 5.11 of the Declaration, two additional classes of shares of the Evergreen New Jersey Tax-Free Income Fund are hereby created, to be known as "Class B Shares" and "Class Y Shares".

         IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust this 19th day of January, 1996.


Laurence B. Ashkin                         Thomas L. McVerry
Trustee                                    Trustee



Foster Bam                                 William Walt Petit
Trustee                                    Trustee



James S. Howell                            Russell A. Salton, III
Trustee                                    Trustee



Michael S. Scofield                        Gerald M. McDonnell
Trustee                                    Trustee



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